UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2022
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ZAI LAB LIMITED
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-38205	98-1144595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4560 Jinke Road Bldg. 1, Fourth Floor, Pudong Shanghai, China	201210
314 Main Street 4th Floor, Suite 100 Cambridge, MA, USA	02142
(Address of principal executive offices)	(Zip Code)
+86 21 6163 2588
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 10 Ordinary Shares, par value $0.000006 per share	ZLAB	The Nasdaq Global Market
Ordinary Shares, par value $0.000006 per share*	9688	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 23, 2022, Zai Lab (Hong Kong) Limited, a wholly-owned subsidiary of Zai Lab Limited (the “Company”), and Seagen Inc. (“Seagen”) entered into a collaboration and license agreement (the “Agreement”), pursuant to which the Company and Seagen agreed to collaboratively develop and commercialize TIVDAK® (tisotumab vedotin). Under the Agreement, the Company obtained from Seagen an exclusive license to develop and commercialize TIVDAK in mainland China, Hong Kong, Macau, and Taiwan (collectively, the “Licensed Territory”).
Pursuant to the terms of the Agreement, the Company will pay Seagen an upfront payment of $30.0 million, as well as development and regulatory milestone payments up to an aggregate of $78.0 million upon the achievement of specified development and regulatory milestones and sales milestone payments of up to an aggregate of $185.0 million upon the achievement of specified sales milestones. Seagen will also be eligible to receive certain royalties at tiered percentage rates ranging from mid-teens to low twenties on annual net sales of licensed products in the Licensed Territory, subject to reduction under specified circumstances.

The Agreement will remain in effect, unless earlier terminated, until the expiration of the last-to-expire royalty term for the last licensed product. The Agreement contains customary provisions for termination by either party, including in the event of a material breach by the other party that remains uncured, by the Company for convenience, for certain bankruptcy events, and by Seagen upon a challenge of the licensed patent rights.
The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which the Company intends to file as an exhibit to a subsequent periodic report or on an amendment to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Zai Lab Limited on September 27, 2022

104	The cover page of this Current Report on Form 8-K is formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAI LAB LIMITED

	By:	/s/ F. Ty Edmondson
F. Ty Edmondson
Chief Legal Officer & Corporate Secretary

Date: September 27, 2022